Exhibit 10.3

                           SUMMARY OF ORAL AGREEMENT.

Vadims Furss, has indicated that he may be willing to provide funds to Amber Group Inc., required to maintain the reporting status in the form of a non-secured loan until minimum required proceeds are obtained by the Company. However, there is no contract in place or written agreement securing this agreement.